EXHIBIT 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Flight Safety Technologies, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ending February 28, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Samuel A. Kovnat, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 3, 2003	By:	/s/ Samuel A. Kovnat

Samuel A. Kovnat Its Chief Executive Officer